Exhibit 99.(r)

Taiwan Greater China Fund

Amended and Restated Code of Ethics

Dated as of February 13, 2006

SECTION 1 - PURPOSE.

          This Code of Ethics (“Code”) has been adopted by the Trustees of the Taiwan Greater China Fund (the “Trust”), a registered investment company, in accordance with Rule 17j-1(c) of the Investment Company Act of 1940, as amended (the “1940 Act.”). Rule 17j-1 requires each registered investment company (and each investment advisor of and principal underwriter for the registered investment company) to (i) adopt a written code of ethics containing provisions reasonably necessary to prevent fraudulent or manipulative practices and (ii) use reasonable diligence and institute procedures reasonably necessary to prevent violations of that code.

SECTION 2 - DEFINITIONS.

          As used in this Code, the following terms shall have the meanings ascribed to them below:

(a)	“Access Person” means any Trustee, officer, or Advisory Person of the Trust.

(b)	“Advisory Person” means (i) any Trustee, officer or employee of the Trust or any company in a Control relationship to the Trust who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a Control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the Purchase or Sale of Covered Securities by the Trust.

(c)	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(d)	“Beneficial Ownership” of a Covered Security by an Access Person means possession, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, of the opportunity to profit or share in any profit derived from a transaction in that Covered Security, including

	1.	Covered Securities held by an Access Person’s immediate family (defined below) sharing the same household,

	2.	Covered Securities held by any partnership (general or limited) of which that Access Person is the general partner,

	3.	Covered Securities as to which an Access Person has the separate right to receive dividends,

	4.	Covered Securities held by a trust (i) of which an Access Person is either a trustee or over which that Access Person exercises investment Control, if that Access Person or a member of his or her immediate family is a beneficiary of the trust, or (ii) if that Access Person established the trust, has the right to revoke it and has sole or shared investment Control over the trust’s investments,

	5.	Any Covered Security that can be acquired through the exercise of another security, including but not limited to a warrant or an option (whether or not that security is exercisable), and

	6.	Any Covered Security in relation to which an Access Person has a right to share a fee based upon that Covered Security’s performance (for instance as a manager of investments), unless the fee paid with respect to performance over a period of at least a year and a particular Covered Security does not account for more than 10% of the portfolio that is subject to the performance fee.

This definition does not, however, include interests in securities held by investment companies or traded baskets of securities.

As used in the definition of Beneficial Ownership, the term “immediate family” means any child, stepchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes those relationships by adoption.

An Access Person is not deemed to have Beneficial Ownership of securities held by a corporation that he or she does not Control and over which he or she does not exercise investment authority for the securities that the corporation buys and sells.

(e)	“CCO” means the Chief Compliance Officer of the Trust.

(f)	“Commission” means the United States Securities and Exchange Commission.

(g)	“Control” means the power to exercise a controlling influence over the management or policies of a company unless that power is solely the result of an official position with that company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of a company’s voting securities is presumed, subject to rebuttal, to Control that company. Any person who does not so own more than 25% of the voting securities of a company is presumed, subject to rebuttal, not to be a controlling person. A natural person is presumed, subject to rebuttal, not to be a controlled person.

(h)	“Covered Security” means a security as defined in section 2(a) (36) of the 1940 Act, except that it does not include

	1.	direct obligations of the government of the United States;

	2.	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements); and

	3.	shares issued by open-end registered investment companies.

(i)	“Independent Trustee” means a Trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section (2)(a)(19) of the 1940 Act, and who would be required to make a report under Section 6 of this Code solely by reason of being a Trustee of the Trust.

(j)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(k)	“Investment Personnel” of the Trust means (a) any employee of the Trust (or of a company in a Control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust and (b) any natural person who Controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

(l)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

(m)	“Purchase or Sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

(n)	“Security Held or to be Acquired” by the Trust means any Covered Security that, within the most recent 15 days, (i) is or has been held by the Trust or (ii) is being or has been considered by the Trust for purchase, and includes any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

(o)	“Trustee” means a trustee of the Trust.

SECTION 3 – STATEMENT OF GENERAL FIDUCIARY PRINCIPLES.

          The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

  The interests of the Trust’s shareholders must be placed first at all times;

  All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

  Access Persons should not take inappropriate advantage of their positions.

          This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Investment Personnel from liability for personal trading or other conduct that violates a fiduciary duty to Trust shareholders.

SECTION 4 – RESTRICTIONS ON, AND PROCEDURES TO MONITOR, PERSONAL INVESTING ACTIVITIES.

(a)	Investment Personnel of the Trust must obtain approval from the Board of Trustees before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public offering or in a Limited Offering.

(b)	No Access Person shall receive any gift or other thing of more than a $100 value from any person or entity that does business with or on behalf of the Trust, excluding an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment that is not so extensive as to present a potential impropriety.

(c)	No Access Person shall, in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Trust (i) employ any device, scheme or artifice to defraud the Trust; (ii) make any untrue statement of material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust; or (iv) engage in any manipulative practice with respect to the Trust.

(d)	No Access Person shall purchase or sell, directly or indirectly, any Security Held or to be Acquired by the Trust in which he or she has, or by reason of such transactions would acquire, any direct or indirect Beneficial Ownership and that to his or her actual knowledge within the most recent 15 days prior to the purchase or sale is, (i) being or has been considered for purchase or sale by the Trust; or (ii) is being or has been purchased or sold by the Trust.

(e)	No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Trust) any information regarding securities transactions by the Trust or consideration by the Trust of any such transaction.

(f)	No Access Person shall recommend the Purchase or Sale of a Covered Security by the Trust without having disclosed his or her interest, if any, in such Covered Security or its issuer, including without limitation:

(1) his or her direct or indirect Beneficial Ownership of any securities of the issuer,

(2) any contemplated transaction by the Access Person in those securities,

(3) any position held by the Access Person with the issuer or its affiliates, and

(4) any current or proposed business relationship between the issuer or any of its affiliates, on the one hand, and the Access Person or any party in which the Access Person has a significant interest on the other, provided, however, that if the interest of the Access Person in such Covered Security or its issuer is not material to his or her personal net worth and any contemplated transaction by that person in such security cannot reasonably be expected to have a material adverse effect on any such transaction by the Trust or on the market for such security, that Access Person will not be required to disclose his or her interest in the security or its issuer in connection with such a recommendation.

(g)	Access Persons are not permitted to disclose the Trust’s portfolio securities and other material, non-public information of the Trust inconsistent with the Trust’s Fair Disclosure Policies.

SECTION 4A - EXEMPTED TRANSACTIONS. The following transactions are exempt from the prohibited activities listed in Section 4(d) above:

(a)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or Control;

(b)	Purchases or sales that are non-volitional on the part of either the Access Person or the Trust;

(c)	Purchases that are part of an Automatic Investment Plan;

(d)	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that those rights were acquired from that issuer, and sales of rights so acquired; and

(e)	Purchases or sales that are only remotely potentially harmful to the Trust because they would be very unlikely to affect the highly institutional market or because they clearly are not related economically to the securities to be purchased, sold, or held for the account of the Trust.

SECTION 5 - PRECLEARANCE OF PURCHASES AND SALES OF TRUST SHARES.

(a)	An Access Person other than an Independent Trustee may, directly or indirectly, acquire or dispose of Beneficial Ownership of shares of the Trust only if:

	(1)	such purchase or sale has been approved by (i) Steven R. Champion, the President and Chief Executive Officer of the Trust or, in his absence, Leonard Mackey, of Clifford Chance, counsel to the Trust or (ii) if the Access Person who seeks to acquire or dispose of Beneficial Ownership of shares of the Trust is Steven R. Champion, such purchase or sale has been approved by Leonard Mackey, (each of Mr. Champion and Mr. Mackey, a “Designated Review Officer”);

	(2)	the approved transaction is completed by the close of business on the next business day after approval is received; and

	(3)	the Designated Review Officer has not rescinded such approval prior to the execution of the transaction.

(b)	The following transactions in Trust shares are exempt from the preclearance requirements set forth above:

	(1)	purchases or sales effected in any account over which the Access Person has no direct or indirect influence or Control;

	(2)	purchases or sales effected on behalf of an Access Person that are beyond his or her reasonable control; and

	(3)	purchases or sales that are part of an Automated Investment Plan.

SECTION 6 - REPORTING.

(a)	Initial Holdings Reports.

	(1)	Except as otherwise provided below, every Access Person shall report to the Trust, no later than 10 days after the person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person) (“Initial Holdings Report”):

		(A)	The title, number of shares (for equity securities) and principal amount (for debt securities) of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

		(B)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

		(C)	The date that the Initial Holdings Report is submitted by the Access Person.

	(2)	An Independent Trustee of the Trust need not make an Initial Holdings Report.

	(3)	A form of the Initial Holdings Report is attached hereto as Exhibit A.

(b)	Quarterly Transaction Reports.

	(1)	Except as otherwise provided below, every Access Person shall report to the Trust, no later than 30 days after the end of each calendar quarter, the following information (“Quarterly Transaction Report”):

		(A)	With respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security:

(i) The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares (for equity securities) and the principal amount (for debt securities) of each Covered Security involved;

(ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii) The price of the Covered Security at which the transaction was effected;

			(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

			(v)	The date that the Quarterly Transactions Report is submitted by the Access Person.

		(B)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

			(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

			(ii)	The date the account was established; and

			(iii)	The date that the Quarterly Transaction Report is submitted by the Access Person.

	(2)	An Independent Trustee of the Trust need only report a transaction in a Covered Security in a Quarterly Transaction Report if such Independent Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known that, during the 15-day period immediately before or after the date of the transaction by the Independent Trustee, such Covered Security was purchased or sold by the Trust or was being considered by the Trust for purchase or sale by the Trust. In addition, an Independent Trustee is not required to submit a Quarterly Transaction Report under Section 6(b) (1) (B) of this Code.

	(3)	An Access Person need not make a Quarterly Transaction Report under this section if such report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the Access Person in the time period required by Section 6(b) (1), if all of the information required by Section 6(b) (1) is contained in the broker trade confirmations or account statements, or in the records of the Trust.

	(4)	An Access Person need not make a Quarterly Transaction Report under this section with respect to transactions effected pursuant to an Automatic Investment Plan.

	(5)	A form of the Quarterly Transaction Report is attached hereto as Exhibit B.

(c)	Annual Holdings Reports.

	(1)	Except as otherwise provided below, every Access Person shall report to the Trust annually by January 30th of each year the following information (which must be current as of a date no more than 45 days before the report is submitted) (“Annual Holdings Report”):

		(A)	The title, number of shares (for equity securities) and principal amount (for debt securities) of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

		(B)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

		(C)	The date that the Annual Holdings Report is submitted by the Access Person.

	(2)	An Independent Trustee of the Trust need not make an Annual Holdings Report.

	(3)	A form of the Annual Holdings Report is attached hereto as Exhibit C.

(d)	Exceptions. A person need not make a report under this Section 6 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control.

(e)	Disclaimer. Any report under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

(f)	Duplicate Confirmations and Statements. All Access Persons must direct their brokers to supply to the CCO on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

(g)	Initial and Annual Acknowledgement and Certification Statements. Each Access Person must certify initially upon becoming an Access Person and thereafter annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each Access Person must certify initially upon becoming an Access Person and thereafter annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. A form of the Initial and Annual Acknowledgement and Certification Statement is attached hereto as Exhibit D.

SECTION 7 – ADMINISTRATION OF THE CODE.

(a)	To Whom Submitted. The required reports as set forth in this Code are required to be submitted to the CCO of the Trust.

(b)	Review of Reports. All reports submitted by Access Persons must be reviewed on a regular basis by the CCO.

(c)	Notification of Requirements to Access Persons. The CCO will have the responsibility to identify and notify Access Persons of their reporting obligations.

(d)	Written Report to Board of Trustees. At least annually, the CCO must furnish to the Trust’s Board of Trustees (after review by the President of the Trust), and the Board of Trustees must consider, a written report that

	(1)	describes any issues arising under this Code or procedures since the last report to the Board of Trustees, including but not limited to information concerning material violations of Code or procedures and sanctions imposed in response to the material violations, and

	(2)	certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(e)	Record Retention. The Trust must (at its principal place of business) maintain records in the manner and to the extent set out in this paragraph (e), and must make these records available to the Commission at any time and from time to time for reasonable periodic, special or other examination:

	(1)	A copy of this Code and any versions that were in effect within the past five years must be maintained in an easily accessible place;

	(2)	A copy of any violation of this Code or any versions that were in effect within the last five years, and of any actions taken as a result of such violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurred;

	(3)	A copy of each report made by an Access Person as required by Section 6 above, including any information provided in lieu of such reports pursuant to Section 6(b) (3), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

	(4)	A record of all persons, currently or within the past five years, who are or were required to make the reports required by Section 6 above, or who were responsible for reviewing these reports, must be maintained in an easily accessible place;

	(5)	A copy of each report required by Section 7(d) of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

	(6)	A copy of any decisions and the reasons supporting such decisions to approve the acquisition by Investment Personnel of securities under Section 4(a) of this Code, must be maintain for at least five years after the end of the fiscal year in which the approval is made.

(f)	Sanctions. Upon discovering a violation of this Code, the CCO shall report such violation to the Board of Trustees of the Trust, and the Board of Trustees may impose such sanctions as they deem appropriate under the circumstances. Violators may be required to give up any profit or other benefit realized from the transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in a letter of censure or suspension or termination of employment of the violator.

Exhibit A

The Taiwan Greater China Fund
Initial Holdings Report
(To be completed by all Access Persons other than the Independent Trustees)

          I hereby certify that the following is a complete and accurate listing as of the date hereof, of all Beneficially Owned Covered Securities and all brokerage, dealer or bank accounts in which any securities that I Beneficially Own are held. I understand that I must provide this information to Cheryl Chang, the Chief Compliance Officer of the Taiwan Greater China Fund (“Trust”) no later than ten (10) calendar days after my start date, or date of association with the Trust. I further certify that the following information is current as of a date no more than 45 days prior to the date this report is submitted. Failure to comply within this time period will be considered a violation of the Trust’s Code of Ethics.

I.	Covered Securities: (Check the applicable box.)

☐	I do not have direct or indirect Beneficial Ownership of any Covered Security.

☐	I do have direct or indirect Beneficial Ownership of the following Covered Securities. (List or attach the most recent account statement containing ALL information required below.)

Title of Covered	Number of Shares (equity)
Security	or Principal Amount (debt)

II.	Brokerage, Dealer or Bank Accounts Maintained (accounts in which any securities are held): (Check the applicable box.)

☐	I do not maintain a brokerage, dealer or bank account.

☐	I maintain the following brokerage, dealer or bank accounts that hold securities for my direct or indirect benefit. (List or attach the most recent account statement containing ALL information required below).

Name of Brokerage Firm, Dealer or Bank	Name of Account

Date report is submitted by the Access Person

Signature

Print Name and Title

Exhibit B

The Taiwan Greater China Fund
Quarterly Transaction Report For the Calendar Quarter Ended ____, 2006.

          I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned Covered Securities that were acquired during the above-mentioned quarter and all accounts established during the above-mentioned quarter in which any securities that I beneficially own are held. I understand that I must provide this information to Cheryl Chang, the Chief Compliance Officer of the Taiwan Greater China Fund (“Trust”) no later than thirty (30) days after the end of each calendar quarter.

I.	Covered Securities: (Check the applicable box.)

☐	I did not acquire direct or indirect Beneficial Ownership of any Covered Securities during the above-mentioned quarter.

☐	I did acquire direct or indirect Beneficial Ownership of the following Covered Securities during the above-mentioned quarter. (List or attach the most recent account statement containing ALL information required below.)

Date of	Title of Covered	Interest Rate and	Number of Shares	Nature of	Price of	Broker, Dealer
Transaction	Security	Maturity Date (if	(equity) or	transaction	Covered	or Bank
		applicable)	Principal Amount	(i.e.	Security
			(debt)	purchase,
sale)

II.	Accounts Established (accounts in which any securities are held): (Check the applicable box.)

☐	I did not establish any account for which any securities were held during the above-mentioned quarter.

☐	I established the following accounts for which securities were held during the above-mentioned quarter. (List or attach the most recent account statement containing ALL information required below).

Name of Brokerage Firm, Dealer or Bank	Date Account Established

Date report is submitted by the Access Person

Signature

Print Name and Title

Exhibit C

The Taiwan Greater China Fund
Annual Holdings Report
(To be completed by all Access Persons other than the Independent Trustees)

          I hereby certify that the following is a complete and accurate listing as of the date hereof, of all Beneficially Owned Covered Securities and all brokerage, dealer or bank accounts in which any securities that I Beneficially Own are held. I understand that I must provide this information to Cheryl Chang, the Chief Compliance Officer of the Taiwan Greater China Fund (“Trust”). I further certify that the following information is current as of a date no more than 45 days prior to the date this report is submitted. Failure to comply within this time period will be considered a violation of the Trust Code of Ethics.

I.	Covered Securities: (Check the applicable box.)

☐	I do not have direct or indirect Beneficial Ownership of any Covered Security.

☐	I do have direct or indirect Beneficial Ownership of the following Covered Securities. (List or attach the most recent account statement containing ALL information required below.)

Title of Covered	Number of Shares (equity)
Security	or Principal Amount (debt)

II.	Brokerage, Deal or Bank Accounts Maintained (accounts in which any securities are held): (Check the applicable box.)

☐	I do not maintain a brokerage, dealer or bank account.

☐	I maintain the following brokerage, dealer or bank accounts that hold securities for my direct or indirect benefit. (List or attach the most recent account statement containing ALL information required below).

Name of Brokerage Firm, Dealer or Bank	Name of Account

Date report is submitted by the Access Person

Signature

Print Name and Title

Exhibit D

Initial and Annual Acknowledgement and Certification Statement

I acknowledge and certify that:

1.	I have read and understand the Code of Ethics of the Taiwan Greater China Fund (the “Trust”) regarding, among other things, prohibited activities relating to securities trades, preclearance of purchases and sales of shares of the Trust and initial, annual and quarterly reporting requirements and recognize that I am subject to the Code. I understand that the CCO or counsel to the Trust is available to answer any questions I have regarding the Code of Ethics.

2.	Since becoming an Access Person (as such term is defined in the Code of Ethics), I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

3.	I will continue to comply with the Code of Ethics for as long as I am subject to it as an Access Person.

Date: ____________________________

Signature: ________________________
Print Name:_______________________

Position or affiliation with the Trust: ____________________________

Return to: Cheryl Chang, Secretary and Chief Compliance Officer of the Trust